Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Patrick J. Bagley, Sr. Vice President-Finance
Dover, Delaware, April 28, 2004	(302) 857-3745

DOVER MOTORSPORTS, INC.

DECLARES REGULAR QUARTERLY DIVIDEND

Dover Motorsports, Inc. (NYSE-Symbol: DVD) Board of Directors today declared a quarterly cash dividend on both classes of common stock of $.01 per share. The dividend will be payable on June 10, 2004 to shareholders of record at the close of business on May 10, 2004.

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Dover Motorsports, Inc. is a leading marketer and promoter of motorsports entertainment in the United States. Its motorsports subsidiaries operate five motorsports tracks (four permanent facilities and one temporary circuit) in four states and promote motorsports events under the auspices of four of the premier sanctioning bodies in motorsports – NASCAR, IRL, CART and NHRA. The Company owns and operates Dover International Speedway in Dover, Delaware; Nashville Superspeedway near Nashville, Tennessee; Gateway International Raceway near St. Louis, Missouri; and Memphis Motorsports Park near Memphis, Tennessee. It also organizes and promotes the Toyota Grand Prix of Long Beach in California.